EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Linear Technology Corporation of our report dated July 20, 2001, included in the 2001 Annual Report to Stockholders of Linear Technology Corporation.

Our audits also included the financial statement schedule of Linear Technology Corporation listed in Item 14(d). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-8306, 33-27367, 33-37432, 333-40595, 33-57330, 33-58745,
333-84149 and 333-60946) pertaining to the 1986 Employee Stock Purchase Plan, 1981 Incentive Stock Option Plan, 1988 Incentive Stock Option Plan, 1996 Incentive Stock Option Plan, and 2001 Nonstatutory Stock Option Plan and Form of Stock Option Agreement of Linear Technology Corporation of our report dated July 20, 2001, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) for the year ended July 1, 2001.


                                                /s/ Ernst & Young LLP

San Jose, California
September 21, 2001